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EXHIBIT 23.1 - INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-85495 of ProVantage Health Services, Inc. on Form S-8 of our report dated March 8, 2000, appearing in this Annual Report on Form 10-K of ProVantage Health Services, Inc. for the year ended January 29, 2000.





/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 18, 2000